UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

NATURALSHRIMP INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, Suite 450

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(888) 791-9474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Item 3.03 Material Modification to Rights of Security Holders.

On February 23, 2022, the Secretary of State of the State of Nevada delivered confirmation of the effective filing by NaturalShrimp Incorporated (the “Company”) of the Company’s Certificate of Designation of Series F Convertible Preferred Stock (the “Series F Designation”). The Series F Designation authorized the issuance of up to 750,000 shares of the Company’s Series F Convertible Preferred Stock (“Series F Preferred Stock”), having such designations, rights and preferences as set forth therein.

The number of shares of Series F Preferred Stock authorized or outstanding shall not be affected by a subdivision of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (by any forward stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, or by a combination of the Common Stock (by combination, reverse stock split or otherwise) into a smaller number of shares.

At any time after the three year anniversary of each respective date of the issuance of any share of Series F Preferred Stock (in each case, the “Issuance Date”), each individual holder shall have the right, at each individual holder’s sole option, to convert all of the shares of Series F Preferred Stock that such individual holds into shares of fully paid and nonassessable shares of Common Stock in an amount equal to 8% (eight percent) of the Company’s issued and outstanding shares of Common Stock as of the close of business on the day the Notice of Conversion (as defined in the Series F Designation) is sent to the Company. For the sake of clarity: (i) each individual holder cannot convert a portion of such holder’s shares of Series F Preferred Stock; rather, each individual holder must convert all of such holder’s holdings at the same time; and (ii) a reverse or forward stock split of the Common Stock will not affect the conversion rate.

Each individual holder of Series F Preferred Stock may only convert all of their shares of Series F Preferred Stock in one transaction. If the holder elects to convert all of its shares of the Series F Preferred Stock, it shall deliver three (3) days’ written notice thereof via email or overnight mail a notice of conversion (the “Notice of Conversion”) to the Company, listing the conversion date (the “Conversion Date”) which Notice of Conversion shall indicate (i) the holder is electing to convert all of their shares of Series F Preferred Stock, (ii) the Conversion Date, and (iii) the manner and the place designated for the surrender of the certificate or certificates representing the shares to be converted.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the Series F Designation authorizes each holder of outstanding shares of Series F Preferred Stock to cast one thousand (1,000) votes per each share of Series F Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter.

Other than a change in par value or as a result of a stock dividend or subdivision, forward stock split, reverse stock split, split-up or combination of shares, at any time after the Issuance Date, in the case of any capital reorganization, any reclassification of the stock of the Company, or a Change in Control (as defined in the Series F Designation), the shares of Series F Preferred Stock shall, at the effective time of such reorganization, reclassification, or Change in Control, be automatically converted into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such reorganization, reclassification, or Change in Control to which such holder would have been entitled if immediately prior to such reorganization, reclassification, reorganization, reclassification, or Change in Control it had converted its shares of Series F Preferred Stock into Common Stock.

The Series F holders will not be entitled to dividends, nor any distribution rights in the event of any liquidation, dissolution, or winding up of the Company.

The foregoing description of the Series F Designation does not purport to be complete and is subject to, and qualified in its entirety by the Series F Designation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of the Series F Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Date: March 1, 2022	By:	/s/ Gerald Easterling
	Name:	Gerald Easterling
	Title:	Chief Executive Officer